UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2019

Verastem, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

117 Kendrick Street, Suite 500, Needham, MA		02494
(Address of principal executive offices)		(Zip code)

(Registrant’s telephone number, including area code): (781) 292-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934. (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Indenture

On November 14, 2019, Verastem, Inc. (the “Company”) issued approximately $62.9 million aggregate principal amount of 5.00% Convertible Senior Second Lien Notes due 2048 (the “Notes”) pursuant to an indenture by and between the Company and Wilmington Trust, National Association, as trustee and collateral agent (the “Indenture”). The Notes were issued upon settlement of previously announced privately negotiated agreements with a limited number of investors who are accredited investors (within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and/or qualified institutional buyers (as defined in Rule 144A under the Securities Act), pursuant to which such accredited investors and/or qualified institutional buyers exchanged approximately $114.3 million aggregate principal amount of the Company’s 5.00% Convertible Senior Notes due 2048 (the “Existing Notes”) for the Notes. Following the exchange, the aggregate outstanding principal amount of the Existing Notes is approximately $35.7 million.

The Notes are the Company’s senior, secured obligations and will be senior in right of payment to the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes, and equal in right of payment with the Company’s existing and future indebtedness that is not so subordinated. The Notes are structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries. The Notes will pay interest at a rate of 5.00% per year, payable semiannually in arrears on May 1 and November 1 of each year, and will mature on November 1, 2048, unless earlier converted or repurchased. In addition, the Notes will have the terms as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2019 (the “Prior Form 8-K”). The information set forth in the Prior Form 8-K is incorporated herein by reference.

Amendment to Credit Facility

On November 14, 2019, the Company entered into an amendment to its existing senior secured credit facility (the “Credit Facility Amendment”) with Hercules Capital, Inc., as agent (in such capacity, the “Agent”) for itself and the other lenders, pursuant to which the Agent consented to (i) the Company’s use of cash to facilitate the exchange transaction described above and (ii) the issuance of the Notes, subject to the liens securing such Notes being subordinated to the liens in favor of the Agent and to the imposition of certain liquidity thresholds and financial covenants.

Each of the foregoing descriptions of the Indenture and the Credit Facility Amendment does not purport to be complete and is qualified in its entirety by reference to the Indenture, the form of 5.00% Convertible Senior Notes due 2048, and the Credit Facility Amendment, which are filed as Exhibits 4.1, 4.2, and 10.1, respectively, to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of November 14, 2019, between Verastem, Inc. and Wilmington Trust, National Association.
4.2	Form of 5.00% Convertible Senior Notes due 2048 (included in exhibit 4.1)
10.1	Credit Facility Amendment, dated as of November 14, 2019, between Verastem, Inc. and Hercules Capital, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Dated: November 20, 2019	By:	/s/ Brian M. Stuglik
Brian M. Stuglik
Chief Executive Officer